Exhibit 1.2

(Translation)

Regulations on Handling of Shares, etc. of Hitachi, Ltd.

Established:	October 29, 1951

Amendment:	February 1, 1963	April 1, 1967	January 1, 1970

	November 28, 1974	September 30, 1982	June 27, 1991

	June 26, 1998	September 24, 1999	March 24, 2000

	October 1, 2001	June 1, 2002	April 1, 2003

	June 26, 2003	June 24, 2004	July 20, 2004

	June 27, 2006	November 26, 2007	January 5, 2009

May 18, 2009

Chapter I    General Provisions

Article 1. (Purpose)

Handling of exercise of voting rights and other rights of shareholders and other procedures relating to shares and stock acquisition rights shall be governed by the provisions established by the Japan Securities Depository Center, Inc., which is the book entry organization (furikae kikan) (“JASDEC”), and by any securities companies, etc. that are the account management institutions (koza kanri kikan) (including any account management institution at which the Company opens a special account; each, a “Securities Company, etc.”) as well as these Regulations in accordance with the provision of the articles of incorporation of the Company.

Article 2. (Administrator of the shareholders’ register)

The Company’s administrator of the shareholders’ register and the place where it conducts related transfer work shall be as follows:

Administrator of the shareholders’ register:

Tokyo Securities Transfer Agent Co., Ltd.

6-2, 2-chome, Otemachi, Chiyoda-ku, Tokyo

Place where it conducts related transfer work:

Head Office of Tokyo Securities Transfer Agent Co., Ltd.

6-2, 2-chome, Otemachi, Chiyoda-ku, Tokyo

Preparing and keeping the shareholders’ register and stock acquisition rights’ register of the Company and other administrative matters relating to these documents shall be entrusted to the administrator of the shareholders’ register provided for in the preceding paragraph.

Article 3. (Procedure for applications and notifications)

Procedures relating to applications, notifications, etc. under these Regulations shall, except for the procedures provided for in the next paragraph and Chapter 5, be made to either of the account management institutions provided for in the following items in accordance with the categories in the following items:

1.	If the procedure relates to shares recorded in the trading account (furikae koza) opened by a shareholder himself, to the account management institution at which that trading account has been opened; or

2.	If the procedure relates to shares recorded in the special account (tokubetsu koza) opened by the Company, to the account management institution of the special account.

Any application, notification, etc. relating to dividend payment unable to be received or conveyed by any of the account management institutions provided for in the preceding paragraph, and any other matters regarding which the Company delegates administrative work to the administrator of the shareholders’ register, shall be made to the administrator of the shareholders’ register.

Article 4. (Identification for applications, and notifications)

If an application, notification, etc. under these Regulations is made by a shareholder through a Securities Company and JASDEC, the Company handles that application, notification, etc. as if they are made by the shareholder himself.

A shareholder shall, if directly making any application, notification, etc. under these Regulations to the Company or the administrator of the shareholders’ register, attach thereto a document identifying such shareholder; provided, however, that this shall not apply where such application, notification, etc. is considered by the Company to be made by the actual person.

In relation to an application, notification, etc. mentioned in the preceding paragraph, in the case such application, notification, etc. is made by a legal representative of a shareholder, certification of proxy shall be submitted; and in the case consent to such application, notification, etc. by a statutory assistant (hosa nin) or a statutory coadjutor (hojo nin) is required, certification of their consent shall be submitted.

The provisions of the first and second paragraphs of this Article apply mutatis mutandis to the legal representative of a shareholder, statutory assistant and statutory coadjutor.

Article 5. (Reckoning of Business Days)

As used in these Regulations, a “Business Day” means a day other than any day on which JASDEC is not open for business.

Chapter II    Registration or Record on the Shareholders’ Register

Article 6. (Registration or Record on the Shareholders’ Register)

The Company shall, upon receiving a general shareholders’ notice from JASDEC, register or record matters, in accordance with the details of that notice, in the shareholders’ register.

The Company shall, upon receiving a notice from JASDEC of changes to any address, name or other notified matters, change the registered or recorded matters in the shareholders’ register in accordance with the details of that notice.

In addition to the preceding two paragraphs, the Company shall register or record matters in the shareholders’ register in relation to issue of shares or other matters provided for under laws or ordinances.

Chapter III    Various Notifications

Article 7. (Notification of name and address)

A shareholder or his legal representative shall, through the Securities Company, etc. and JASDEC, notify the Company of the name and address of the shareholder. The same shall apply in case of a change occurring in these matters.

Article 8. (Notification of provisional address or agent of shareholder residing abroad)

A shareholder residing in a foreign country or his legal representative shall, through the Securities Company, etc. and JASDEC, designate a provisional address or appoint an agent in Japan, and shall notify the Company of such address or agent. The same shall apply in case of a change occurring in these matters.

Article 9. (Notification of legal representative)

With respect to a legal representative such as a person exercising parental power (shin ken) or a guardian (ko ken), etc., a notification of the name, address and other necessary matters of the legal representative shall be made through the Securities Company, etc. and JASDEC. The same shall apply in case of a change occurring in these matters.

Article 10. (Notification of representative for jointly owned shares)

With respect to a representative for jointly owned shares, a notification of the name, address and other necessary matters of the representative for jointly owned shares shall be made through the Securities Company, etc. and JASDEC. The same shall apply in case of a change occurring in these matters.

Article 11. (Notification of representative of a corporation)

With respect to a shareholder as a corporation, a notification of the corporation’s representative’s name and position shall be made through the Securities Company, etc. and JASDEC. The same shall apply in case of a change occurring in these matters.

Article 12. (Notification to designate deposit account for dividend transfer)

With respect to a deposit account (yokin koza) or savings account (chokin koza) for receiving dividends, a notification of the account shall be made through the Securities Company, etc. and JASDEC. The same shall apply in case of a change occurring in this matter.

Article 13. (Application of provisions to registered pledgee)

The provisions of Article 4 and this Chapter shall apply to registered pledgees.

Chapter IV    Less-than-One-Unit Shares

Section 1. Number of Shares Per Unit

Article 14. (Number of shares per one unit)

The number of shares per one unit of shares of the Company shall be 1,000 shares.

Section 2. Purchase of Less-than-One-Unit Shares

Article 15. (Application for Purchase of less-than-one-unit shares by shareholder)

In a case where any shareholder makes to the Company an application for the purchase of less-than-one-unit shares (an “Application for Purchase”), the application shall be made, through the Securities Company, etc. and JASDEC, to the Company in accordance with the provisions of JASDEC.

The Application for Purchase mentioned in the preceding paragraph shall come into effect at the time the notice of the Application for Purchase arrives, from JASDEC, at the place where the administrator of the shareholders’ register conducts related transfer work.

Article 16. (Purchase price of less-than-one-unit shares with respect to Application for Purchase)

The purchase price of less-than-one-unit shares with respect to an Application for Purchase shall be the amount obtained by multiplying the purchase price per share fixed in accordance with the next paragraph of this Article by the number of less-than-one-unit shares with respect to the Application for Purchase.

The purchase price per share of the less-than-one-unit shares with respect to an Application for Purchase shall be the price per share in the last ordinary transaction of the Company’s shares on the Tokyo Stock Exchange on the day on which the Application for Purchase came into effect under the second paragraph of the preceding Article and if there is no ordinary transaction of the Company’s shares on this day shall be the price per share in the first ordinary transaction thereafter on the same Exchange.

Article 17. (Payment of the purchase price for less-than-one-unit shares with respect to Application for Purchase)

The purchase price for the less-than-one-unit shares with respect to an Application for Purchase shall be paid on the fourth Business Day after the day following the day on which the purchase price was determined under the preceding Article; provided, however, that in a case where the purchase price per share mentioned in the second paragraph of the preceding Article is a price cum dividend relating to distribution, etc. of surplus or a price cum right relating to a stock split, etc., the purchase price shall be paid on or before the record date or allotment date concerned.

Article 18. (Transfer of less-than-one-unit shares with respect to Application for Purchase)

The less-than-one-unit shares with respect to an Application for Purchase shall be transferred to the Company’s account on the day on which the payment procedure for the purchase price under the preceding Article is completed.

Section 3. Sale of Less-than-One-Unit Shares

Article 19. (Application for Additional Purchase of less-than-one-unit shares by shareholder)

In a case where any shareholder makes to the Company an application for the sale of the number of less-than-one-unit shares that will, together with such less-than-one-unit shares, constitute a full unit of shares (an “Application for Additional Purchase”), the application shall be made, through the Securities Company, etc. and JASDEC, to the Company in accordance with the provisions of JASDEC.

The Application for Additional Purchase mentioned in the preceding paragraph shall come into effect at the time the notice of the Application for Additional Purchase arrives, from JASDEC, at the place where the administrator of the shareholders’ register conducts related transfer work.

Article 20. (Restriction on application for additional purchase)

In a case where the aggregate number of less-than-one-unit shares with respect to Application for Additional Purchase on the same day exceeds the number of shares owned by the Company for sale upon Application for Additional Purchase, all of the Application for Additional Purchase made on that day shall not come into effect.

In a case where the number of shares owned by the Company for sale upon Application for Additional Purchase falls below 10,000 shares, the Company shall suspend accepting any new Application for Additional Purchase for the period from the Business Day immediately following that day to the day on which the number of shares owned by the Company for that purpose reaches 50,000 shares or more.

Article 21. (Period of suspension of acceptance of Application for Additional Purchase)

The Company shall, every year, suspend the acceptance of any Application for Additional Purchase for the periods from the tenth Business Day prior to the respective dates provided for in the following items to those provided dates in the following items respectively:

1.	March 31;

2.	June 30;

3.	September 30; and

4.	December 31.

Notwithstanding the preceding paragraph, if the Company or JASDEC considers it necessary, the Company may fix a period of suspension of acceptance of Application for Additional Purchase.

Article 22. (Additional purchase price of less-than-one-unit shares with respect to Application for Additional Purchase)

The additional purchase price of less-than-one-unit shares with respect to an Application for Additional Purchase shall be an amount obtained by multiplying the additional purchase price per share fixed in accordance with the next paragraph of this Article by the number of less-than-one-unit shares with respect to the Application for Additional Purchase.

The additional purchase price per share of the less-than-one-unit shares with respect to an Application for Additional Purchase shall be the price per share in the last ordinary transaction of the Company’s shares on the Tokyo Stock Exchange on the day on which the Application for Additional Purchase came into effect under the second paragraph of Article 19 and if there is no ordinary transaction of the Company’s shares on that day shall be the price per share in the first ordinary transaction thereafter on the same Exchange.

Article 23. (Receipt of additional purchase price of less-than-one-unit shares with respect to Application for Additional Purchase)

The Company shall, through the Securities Company, etc., receive an additional purchase price of less-than-one-unit shares with respect to an Application for Additional Purchase on the third Business Day after the Business Day following the day on which the additional purchase price was determined under the first paragraph of the preceding Article; provided, however, that in a case where the additional purchase price per share mentioned in the second paragraph of the preceding Article is a price cum dividend relating to distribution, etc. of surplus or a price cum right relating to a stock split, etc., the Company shall receive the additional purchase price on or before the record date or allotment date concerned.

Article 24. (Transfer of less-than-one-unit shares with respect to Application for Additional Purchase)

The Company shall request for a transfer of shares to be sold by the Company to a trading account of a shareholder who has made an Application for Additional Purchase for those shares, on the date that the Company recognizes the additional purchase price has been transferred to the designated Company’s bank account.

Chapter V    Exercise of Rights of Shareholders

Section 1. Method of Exercising Rights of Minority Shareholders, etc.

Article 25. (Method of Exercising Rights of Minority Shareholders, etc.)

If a shareholder exercises directly to the Company, without going through the Securities Company, etc. and JASDEC, the rights of minority shareholders, etc. provided for in Article 147, Paragraph 4, of the Law Concerning Central Clearing of Bonds, Shares and Other Securities of Japan, the shareholder shall, upon advance application of the individual shareholder notice to JASDEC through the Securities Company, etc., exercise the rights in writing.

Section 2. Exercise of Voting Rights by Electromagnetic Method

Article 26. (Website for the exercise of voting rights)

Voting rights of the Company by an electromagnetic method shall be exercised on the “Website for the Exercise of Voting Rights (http://www.tosyodai54.net)” on the Internet.

Article 27. (Voting right exercise code and password)

Upon exercise of voting rights on the “Website for the Exercise of Voting Rights,” the voting right exercise code and password notified to each shareholder shall be entered.

Article 28. (Identification)

The Company shall treat any person who correctly enters his voting right exercise code and password on the “Website for the Exercise of Voting Rights” as the true shareholder.

Article 29. (Payment for communication charges, etc.)

The shareholders shall pay for the communication charges and connection fees to be incurred by access to the “Website for the Exercise of Voting Rights.”

Article 30. (Treatment of double voting)

If voting rights are exercised both in writing and by an electromagnetic method, only the voting rights by an electromagnetic method shall be treated as having been exercised.

Chapter VI    Special Account

Article 31. (Account management institution of special account)

The account management institution of the special account opened by the Company is as follows.

Account management institution:

Tokyo Securities Transfer Agent Co., Ltd.

6-2, Otemachi 2-chome, Chiyoda-ku, Tokyo

Place where it conducts related transfer work:

Head office and branches throughout the country of The Chuo Mitsui Trust and Banking Company, Limited

Article 32. (Request for transfer from special account)

If a shareholder transfers shares recorded in the special account into his trading account opened in other Securities Company, etc., the shareholder shall request the account management institution of the special account provided for in the preceding Article for the transfer.

Supplementary Provisions

Article 1. (Request for cancellation by Registrant of Lost Share Certificates)

Anyone, who is registered or recorded on the register of lost share certificates as having lost share certificates related to the application for registering of lost share certificates (a “Registrant of Lost Share Certificates”), requesting cancellation of the registration for lost share certificates, shall submit a request form.

Article 2. (Request for cancellation by anyone having share certificates)

Anyone, who has share certificates registered as lost share certificates (except for the Registrants of Lost Share Certificates for those share certificates), requesting cancellation of the registration for lost share certificates, shall submit a request form accompanied by those share certificates and identification.

Article 3. (Notification of changes)

If a Registrants of Lost Share Certificates changes the matters registered or recorded in the register of lost share certificates, the Registrant of Lost Share Certificates shall submit the notification to the administrator of the shareholders’ register at the place where it conducts related transfer work.

Article 4. (Transitory measure)

The provisions from Article 1 to this Article of the Supplementary Provisions will be deleted on January 6, 2010.